UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2014

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania	15650-0231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 539-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 28, 2014, shareowners of Kennametal Inc. (the “Company”) approved amendments to Article Five, Section Four of the Company’s Articles of Incorporation to adopt a majority voting standard and to eliminate cumulative voting with respect to director elections. The Articles of Amendment were filed with the Department of State of the Commonwealth of Pennsylvania and the amended Articles of Incorporation became effective on October 28, 2014.

In connection with the foregoing, and as contemplated in the 2014 Proxy Statement, on October 28, 2014, the Company’s shareowners approved corresponding amendments to Article III, Section Nine of the Company’s By-Laws to eliminate cumulative voting.

Commencing with the 2015 annual meeting of shareowners, directors standing for election will be elected under a majority standard and shareowners will not be entitled to cumulative voting. A detailed description of the majority voting standard and elimination of cumulative voting amendments are set forth in the Company’s Definitive Proxy Statement for the annual meeting held on October 28, 2014 (the “2014 Proxy Statement”), which was filed with the Securities and Exchange Commission on September 17, 2014.

The foregoing summaries of the amendments to the Company’s Articles of Incorporation and By-Laws are qualified in their entirety by reference to the full texts of the Articles of Incorporation and the By-Laws, which were filed as Exhibits 3.1 and 3.2, respectively, to the Current Report on Form 8-K dated October 28, 2014 as filed with the Securities and Exchange Commission on October 30, 2014 and which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2014	Kennametal Inc.

	By:	/s/ Kevin G. Nowe
Kevin G. Nowe
Vice President, Secretary and General Counsel